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                                                                   Exhibit 10.23

                       FIRST AMENDMENT OF CREDIT AGREEMENT

     THIS FIRST AMENDMENT OF CREDIT AGREEMENT (this "Amendment") is entered into to be effective as of November 28, 2000, between PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Borrower"), each of the lenders which is a signatory to this Amendment (individually, a "Lender" and collectively, "Lenders"), and BANK ONE, TEXAS, N.A., a national banking association, as Administrative Agent (in such capacity, together with its successors and assigns, "Administrative Agent").

                                 R E C I T A L S
                                 - - - - - - - -

     A. Reference is hereby made to that certain Credit Agreement dated as of September 30, 1999, executed by Borrower, Lenders, Administrative Agent, and the Co-Documentation Agents defined therein (as renewed, extended, modified, and amended from time to time, the "Credit Agreement"), providing for a term loan facility.

     B. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.

     C. The parties hereto desire to modify certain provisions contained in the Credit Agreement, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendments to the Credit Agreement.

     (a) Section 1.1 is hereby amended to delete the definitions of "Affiliate," "Aggregate EBITDA," "Approved Costs," "Distribution," "EBITDA,"
"EBITDA Adjustments," "Equity Issuance," "Existing Line of Credit," "Fixed Charges," "Funds from Operations," "Indebtedness," "Liabilities," "Permitted Distributions," "Permitted Recourse Debt," "Permitted Redemptions," "Recourse Debt," and "Total Assets" in their entirety and replace such definitions with the following:

          "Affiliate" of a Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, that Person. For purposes of this definition "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct (or cause the direction of) management or policies (whether through ownership of Stock, by contract, or otherwise).

          "Aggregate EBITDA" means, for the Companies for any period, (a) EBITDA of the Companies, minus (b) the Companies' Share of recognized net income of Unconsolidated Affiliates, plus (c) the Companies' Share of EBITDA of Unconsolidated Affiliates (other than Broadmoor), to the extent a Company is entitled to such amounts under the Constituent Documents of the applicable Unconsolidated Affiliate.

          "Approved Costs" means, for any Property, the sum of the acquisition, construction, and other capitalized costs of such Property (or the Stock of the Company that owns such Property), whether in the form of cash, property, liabilities assumed, or other consideration.

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          "Distribution" means, with respect to any Stock issued by a Person,
     (a) the declaration or payment of any dividend or distribution on or with respect to such Stock by such Person, (b) any loan or advance by that Person to, or other investment by that Person in, the holder of any of such Stock, and (c) any other payment by that Person with respect to such Stock (other than a Redemption).

          "EBITDA" means, for any Person or any Property for any period, the sum of (a) Net Income, plus (b) depreciation and amortization expense, plus (c) Interest Expense, plus (d) income taxes deducted from Net Income in accordance with GAAP, plus (e) extraordinary losses (and any unusual losses arising in or outside the ordinary course of business of such Person not included in extraordinary losses) determined in accordance with GAAP that have been reflected in the determination of Net Income, minus (f) extraordinary gains (and any unusual gains arising in or outside the ordinary course of business of such Person not included in extraordinary gains) determined in accordance with GAAP that have been reflected in the determination of Net Income, minus (g) earnings of Consolidated Affiliates for such period distributed to minority interests not previously deducted in the calculation of Net Income.

          "EBITDA Adjustments" means, for any Property for any period, appropriate accruals for items such as taxes, insurance, or other expenses determined by Borrower (subject to the reasonable approval of Administrative Agent), a management fee equal to the greater of actual fees incurred or two percent (2%) of in place actual rents, and a reserve of $1 per square foot per year for office Properties and $0.25 per square foot for industrial Properties, all as determined in accordance with accounting principles reasonably acceptable to Administrative Agent, consistently applied.

          "Equity Issuance" means the issuance or sale by any Company of any Stock, or options, warrants, or other rights to subscribe for or otherwise acquire Stock, of such Company, other than the issuance by Borrower of Stock in Borrower to sellers of properties or non-cash assets as a partial payment of the purchase price of such assets.

          "Existing Line of Credit" means (a) that certain Credit Agreement dated May 23, 2000, executed by Borrower, Bank One, NA, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Dresdner Bank AG, New York Branch and Grand Cayman Branch, as Documentation Agent, and the Lenders defined therein, as such Credit Agreement has been or may be modified, amended, renewed, extended, or restated from time to time, and
     (b) a revolving credit facility that replaces the facility described in clause (a) so long as Lenders hereunder constituting at least the Required Lenders are also lenders under such replacement revolving credit facility.

          "Fixed Charges" means, for the Companies on a consolidated basis for any period, the sum of (a) Debt Service during such period, and (b) all Distributions paid or payable during such period in respect of any preferred Stock of the Companies (including the Companies' Share of such Distributions in respect of any preferred Stock of their Unconsolidated Affiliates (other than Broadmoor)).

          "Funds from Operations" means, for any Person for any period, the sum of (a) Net Income plus depreciation and amortization expense (exclusive of amortization of financing costs), all as determined in accordance with GAAP, and (b) such Person's Share of Funds from Operations of any Unconsolidated Affiliates of such Person (calculated in accordance with clause (a) preceding); provided that there shall not be included in such calculation (i) any proceeds of any insurance policy

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     other than rental or business interruption insurance received by such
     Person, (ii) any gain or loss which is classified as "extraordinary" in accordance with GAAP, or (iii) any capital gains and taxes on capital gains. Funds from Operations shall not be reduced by any Distribution in respect of any preferred Stock of such Person.

          "Indebtedness" means, for any Person, all Liabilities of such Person, excluding (a) accounts payable and accrued expenses in each case incurred in the ordinary course of business and the payment of which is not past-due (unless payment is being contested in good faith by appropriate proceedings diligently conducted and for which reserves in accordance with GAAP or otherwise reasonably acceptable to Administrative Agent have been provided), and (b) Liabilities in which such Person maintains restricted cash deposits that are not included in Total Assets to satisfy payment thereof, but only to the extent of such cash deposits.

          "Liabilities" means (without duplication), for any Person, (a) any indebtedness, liabilities, or obligations required by GAAP to be classified upon such Person's balance sheet as liabilities, (b) any liabilities secured (or for which the holder of the Liability has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) any obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, including all Capital Leases, (d) mandatory net obligations to purchase or repurchase such Person's Stock as calculated by Borrower in a manner reasonably acceptable to Administrative Agent, (e) Unfunded Liabilities, and (f) such Person's Share of any Liabilities of Unconsolidated Affiliates (other than of Broadmoor), and "Liability" means any of the Liabilities.

          "Permitted Distributions" means, for (a) Borrower for any fiscal year of Borrower, an amount of Distributions not to exceed ninety-five percent (95%) of Borrower's Funds from Operations for such fiscal year, and (b) PPT for any fiscal year of PPT, an amount of Distributions not to exceed ninety-five percent (95%) of PPT's Funds from Operations for such fiscal year.

          "Permitted Recourse Debt" means (a) Recourse Debt under the Existing Line of Credit not to exceed $300,000,000 at any time outstanding, and (b) other Recourse Debt (including the Obligation) not to exceed $400,000,000 in the aggregate at any time outstanding.

          "Permitted Redemptions" means the Redemption by PPT and Borrower of Stock issued by PPT or Borrower not to exceed $150,000,000 in the aggregate during the term of this Agreement, provided that no Default exists or would result from such Redemption.

          "Recourse Debt" means, for any Person, Indebtedness of such Person that is not Non-Recourse Debt; provided that (a) Recourse Debt of the Companies shall include any Indebtedness guaranteed (other than Customary Recourse Exceptions) by PPT or Borrower, and (b) Recourse Debt of the Companies, as of any date, shall not include Indebtedness of any Excluded Companies so long as no Obligor is obligated (as guarantor or otherwise other than for Customary Recourse Exceptions) on such Indebtedness. To the extent that any Person has partial recourse obligations with respect to any Indebtedness, then only that portion of such Indebtedness that is not Non-Recourse Debt shall be considered to be Recourse Debt (e.g., if any such Person is personally liable for only $25,000,000 of Indebtedness equal to $100,000,000, then only $25,000,000 of such Indebtedness shall be Recourse Debt).

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          "Total Assets" means, as of any determination date, the sum of the following (without duplication):

          (a) the EBITDA Value of each Property owned by a Company for, and in which construction was completed and a certificate of occupancy was issued, more than twelve (12) months as of such determination date; plus

          (b) the EBITDA Value of each Property owned by a Company for, and in which construction was completed by a Company and a certificate of occupancy was issued, less than twelve (12) months as of such determination date and that has an Occupancy Rate of at least eighty-five percent (85%) for three (3) consecutive months; plus

          (c) so long as 123 North Wacker Drive is owned by a Company, then the Approved Costs of such Property until December 31, 2002 and, thereafter, the EBITDA Value of such Property; plus

          (d) the Approved Costs of each Property not included in (a) through
     (c) above; plus

          (e) the lesser of (i) $40,000,000, and (ii) the product of (A) seven
     (7), and (B) EBITDA for the four (4) fiscal quarters ending on such determination date in respect of management contracts between a Company and a third party (other than another Company); plus

          (f) the sum of (without duplication) Borrower's Share of the Approved Costs of each Property owned by an Unconsolidated Affiliate (other than Broadmoor) as of such determination date; plus

          (g) the Companies' cash and Cash Equivalents, in each case that are not subject to any Lien; plus

          (h) the lesser of (i) the Approved Costs of each other Property consisting of raw land, and (ii) two and one-half percent (2.5%) of Total Assets as of such date; plus

          (i) the Applicable Amount of each Contract Property to the extent that the calculation of Liabilities or Indebtedness includes any Unfunded Liabilities with respect to such Contract Property; plus

          (j) the Applicable Amount of each Development Property to the extent that the calculation of Liabilities or Indebtedness includes any Unfunded Liabilities with respect to such Development Property.

     If any Company that owns any Total Assets described above has any minority interests, then Total Assets shall be adjusted to exclude the minority interests' Share of such Total Assets. No Property can have a value, calculated as provided above, of less than $0.00.

     (b) Section 1.1 is hereby amended to add the following definitions:

          "Applicable Amount" means (a) with respect to a Contract Property, the lesser of (i) the purchase price of such Contract Property (or the Stock of the Person that owns such Contract

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     Property), and (ii) the maximum personal liability of the Companies to pay such purchase price as determined by Borrower in a manner reasonably acceptable to Administrative Agent, and (b) with respect to a Development Property, the unpaid balance of any Liabilities incurred to finance the costs of constructing or developing such Development Property to the extent that a Company is obligated (as guarantor or otherwise) with respect to such Liabilities.

          "Binding Agreement" means a binding agreement pursuant to which a Company has agreed to purchase a Contract Property or a Development Property from another Person and in which such Person may enforce rights and remedies at law or in equity against a Company for failure to purchase such Contract Property or Development Property and which remedies are not limited to retaining earnest money, escrow, liquidated damages not to exceed ten percent (10%) of the applicable purchase price, or other deposits of a Company or similar limitations on the liability of any Company.

          "Broadmoor" means Broadmoor Austin Associates, a Texas joint venture.

          "Contract Property" means a real estate property that a Company has agreed to purchase directly or indirectly (through the purchase of Stock) from a Person that is not a Company.

          "Development Property" means a real estate property that is under construction or development by a Person that is not a Company and that a Company has agreed to purchase or lease (pursuant to a master lease or ground lease of all or substantially all of the property) upon completion of such construction or development.

          "Excluded Companies" means, as of any date of determination, any Consolidated Affiliate or Unconsolidated Affiliate of PPT determined in a manner reasonably acceptable to Agents whose (a) individual contribution to the calculation of Total Assets as of such determination date constitutes less than fifteen percent (15%) of Total Assets, and (b) aggregate contributions to the calculation of Total Assets as of such determination date constitute less than twenty percent (20%) of Total Assets.

          "Investments in Joint Ventures" means the Companies' investments in the Stock of, or loans and advances to, partnerships, joint ventures, and similar entities that are not Consolidated Affiliates. Investments in Joint Ventures, as of any date, shall be calculated as the lesser of the Companies' Share of (a) the Approved Costs of each Property owned by an Unconsolidated Affiliate, and (b) the sum of (i) the book value of such Property on the financial statements of such Unconsolidated Affiliate determined in accordance with GAAP plus (ii) accumulated depreciation with respect to such Property determined in accordance with GAAP.
          "Redemption" means, with respect to any Stock issued by a Person, the retirement, redemption, purchase, or other acquisition for value of such Stock by such Person.

          "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          "Unfunded Liabilities" means, for any Person, (a) if evidenced by a Binding Agreement, then

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     all obligations to purchase a Contract Property or Development Property
     (the amount of such Unfunded Liabilities being equal to the Applicable Amount with respect to such Contract Property or Development Property), and
     (b) any guaranties, endorsements, and other contingent obligations (including any obligations as general partner) with respect to the principal of the Liabilities of others (including any Unconsolidated Affiliates of such Person) for which such Person has personal liability.

     (c) Section 8.5 is hereby deleted in its entirety and replaced with the following:

          8.5 Loans, Advances, and Investments. Without the prior written consent of the Required Lenders, no Company shall have or make any investments in:

          (a) Properties consisting of raw land exceeding in the aggregate five percent (5%) of Total Assets;

          (b) Properties under construction having actual and budgeted costs exceeding in the aggregate twenty percent (20%) of Total Assets (including the total budgeted project costs for all Properties under construction); provided that the Companies may not have Properties under construction that are less than fifty percent (50%) pre-leased having actual and budgeted costs exceeding in the aggregate fifteen percent (15%) of Total Assets (including the total budgeted project costs for all Properties under construction);

          (c) Except for Borrower's investment in Broadmoor, Investments in Joint Ventures exceeding in the aggregate twenty percent (20%) of Total Assets;

          (d) Loans, mortgages, advances, and extensions of credit to Persons exceeding in the aggregate ten percent (10%) of Total Assets;

          (e) The Stock of Persons that are neither Consolidated Affiliates nor Investments in Joint Ventures exceeding in the aggregate five percent (5%) of Total Assets; or

          (f) The investments described in (a) through (e) above exceeding in the aggregate (without duplication) thirty percent (30%) of the sum of (i) Total Assets, and (ii) to the extent not included in the calculation of Total Assets, budgeted project costs for all Properties under construction.

     (d) Section 8.6 is hereby deleted in its entirety and replaced with the following:

          8.6 Distributions and Redemptions. Borrower shall not, and shall not permit any Company to, declare, make, or pay any Distribution other than
     (a) Permitted Distributions, (b) Distributions declared, made, or paid by
     (i) any Company wholly in the form of its Stock, and (ii) any Company (other than Borrower) to Borrower or to PPT, and (c) Distributions paid to the holders of PPT's Stock who simultaneously use the proceeds of such Distributions to purchase additional shares of PPT's Stock pursuant to a dividend reinvestment program; provided that the amount of any Distributions made pursuant to clauses (b) and (c) shall not be limited by clause (a). Borrower shall not, and shall not permit any Company to, declare, make, or pay any Redemptions (net of the amount of any Net Proceeds from the resale of Stock previously redeemed pursuant to a Permitted Redemption) other than Permitted Redemptions. Borrower shall not, and shall not permit any Company to, enter into or permit to exist any arrangement or agreement (other than this

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     Agreement, the Existing Line of Credit, and that certain Credit Agreement dated as of October 13, 1998, executed by Borrower, Dresdner Bank AG, New York Branch and Grand Cayman Branch, as Administrative Agent and Syndication Agent, the Documentation Agent defined therein, and the Lenders defined therein, as modified, amended, renewed, extended, and restated from time to time) that prohibits it from paying Distributions to its shareholders, partners, or members. Nothing in this Section 8.6 restricts the issuance by any Company of preferred Stock solely because such Stock requires the payment of Distributions with respect to such Stock prior to the payment of Distributions with respect to common Stock.

     (e) Section 9 is hereby deleted in its entirety and replaced with the following:

                                    SECTION 9

                               FINANCIAL COVENANTS

          Until the Obligation is paid and performed in full, Borrower covenants and agrees with Administrative Agent and Lenders that Borrower shall not directly or indirectly permit:

          9.1 Minimum Tangible Net Worth. As of any date, the Tangible Net Worth to be less than (a) $1,000,000,000, plus (b) eighty percent (80%) of the amount of Net Proceeds of any Equity Issuances subsequent to May 23, 2000, minus (c) eighty percent (80%) of the amount of any Permitted Redemptions subsequent to May 23, 2000.

          9.2 Total Indebtedness to Total Assets. As of any date, the ratio of
     (a) all Indebtedness of the Companies, on a consolidated basis, to (b) Total Assets to exceed 0.55 to 1.0.

          9.3 Maximum Secured Debt. As of any date, the ratio of (a) Secured Debt of the Companies, on a consolidated basis, to (b) Total Assets to exceed 0.475 to 1.0.

          9.4 Recourse Debt. As of any date, the Companies, individually or on a consolidated basis, to incur, guarantee, or otherwise be or become, directly or indirectly, liable in respect of any Recourse Debt (other than Permitted Recourse Debt).

          9.5 Interest and Debt Service Coverage Ratios.

          (a) As of any date, the ratio of (i) Aggregate EBITDA, to (ii) Interest Expense of the Companies, on a consolidated basis, in each case for the twelve (12) month period ending on the date of determination, to be less than 2.0 to 1.0. For purposes of the foregoing, Aggregate EBITDA and Interest Expense shall include each Company's (as the case may be, but without duplication) Share of Aggregate EBITDA and Interest Expense of their respective Unconsolidated Affiliates.

          (b) As of any date, the ratio of (i) (A) Aggregate EBITDA, minus (B) Non-Incremental Capital Expenditures (other than of Broadmoor), to (ii) Debt Service, in each case for the twelve (12) month period ending on the date of determination, to be less than 1.75 to 1.0. For purposes of the foregoing, Aggregate EBITDA, Non-Incremental Capital Expenditures, and Debt Service shall include each Company's (as the case may be, but without duplication) Share of Aggregate EBITDA, Non-Incremental Capital Expenditures, and Debt Service of their respective Unconsolidated Affiliates.

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          (c) As of any date, the ratio of (i) Adjusted Aggregate EBITDA, to
     (ii) Fixed Charges, in each case for the twelve (12) month period ending on the date of determination, to be less than 1.6 to 1.0.

     For purposes of calculating any of the financial covenants in this Section 9, (x) (i) Indebtedness shall not include any Indebtedness of any Company that has been defeased, (ii) Total Assets shall not include any assets of any Company that have been used to defease any Indebtedness of any Company,
     (iii) Aggregate EBITDA and other income items shall not include any income on or with respect to any assets of any Company that have been used to defease any Indebtedness of any Company, and (iv) Interest Expense shall not include any Interest Expense with respect to any Indebtedness that has been defeased (except to the extent that such Interest Expense exceeds any income excluded pursuant to clause (iii)); provided that the aggregate principal amount of all Indebtedness that has been defeased shall not exceed $100,000,000 at any time outstanding without the prior written consent of each Agent, and (y) the definitions of Adjusted Aggregate EBITDA, Indebtedness, Secured Debt, Recourse Debt, Aggregate EBITDA, Interest Expense, Non-Incremental Capital Expenditures, Debt Service, Unsecured Debt, and Fixed Charges shall include (without duplication) the Companies' Share of such amounts for their Unconsolidated Affiliates (other than Broadmoor).

     (e) Section 13.9(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          (f) Existing Line of Credit. If the provisions of the Existing Line of Credit that correspond to Section 8.5, 8.6, or 9, or any of the defined terms used therein, of this Agreement are modified or amended, then Borrower and the Credit Parties agree that such Sections and defined terms in this Agreement shall be automatically (and without the necessity of a separate modification, amendment, or agreement) modified or amended to conform to such provisions in the Existing Line of Credit; provided that no amendment to the Existing Line of Credit shall result in a modification or amendment of Section 9.3 of this Agreement in a manner that increases the maximum permitted ratio of Secured Debt to Total Assets to more than 0.475 to 1.0.

     2. Amendment of Credit Agreement and Other Loan Documents.

     (a) All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement as modified and amended by this Amendment, and as may, from time to time, be further modified, amended, restated, extended, renewed, and/or increased.

     (b) Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

     3. Ratifications. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation, and
(c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as the Credit Parties

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may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

     4. Representations. Borrower represents and warrants to the Credit Parties that as of the date of this Amendment: (a) this Amendment and the other documents executed in connection therewith (collectively, the "Amendment Documents") have been duly authorized, executed, and delivered by Borrower and each of the other Companies that are parties to the Amendment Documents; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower or PPT of the Amendment Documents to which they are a party; (c) the Loan Documents, as amended by the Amendment Documents, are valid and binding upon Borrower and the other Companies that are parties to the Amendment Documents and are enforceable against Borrower and PPT in accordance with their respective terms, except as limited by Debtor Relief Laws and general principles of equity; (d) the execution, delivery, and performance by Borrower and PPT to which they are a party of the Amendment Documents do not require the consent of any other Person and do not and will not constitute a violation of any Governmental Requirement, order of any Governmental Authority, or material agreements to which Borrower or any other Company is a party thereto or by which Borrower or any other Company is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and (f) both before and after giving effect to the Amendment Documents, no Potential Default or Default exists.

     5. Conditions. This Amendment and the other Amendment Documents shall not be effective unless and until:

     (a) this Amendment and the other Amendment Documents have been executed by Borrower, PPT, Administrative Agent, and the Required Lenders;

     (b) the representations and warranties in this Amendment are true and correct in all material respects on and as of the date of this Amendment, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and

     (c) both before and after giving effect to this Amendment, no Potential Default or Default exists.

     6. Continued Effect. Except to the extent amended hereby or by any documents executed in connection herewith, all terms, provisions, and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

     7. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment shall be construed -- and its performance enforced -- under Texas law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

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     8. Parties. This Amendment binds and inures to Borrower and the Credit
Parties and their respective successors and permitted assigns.

     9. Entireties. The Credit Agreement AND THE OTHER Loan Documents, AS AMENDED BY THIS Amendment AND THE OTHER Amendment DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE Credit Agreement AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. There ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [Remainder of Page Intentionally Left Blank;
                           Signature Pages to Follow.]

                      SIGNATURE PAGE TO FIRST AMENDMENT OF
                            CREDIT AGREEMENT BETWEEN
                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                 BANK ONE, TEXAS, N.A., AS ADMINISTRATIVE AGENT,
                  THE CO-DOCUMENTATION AGENTS DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN

EXECUTED as of the day and year first mentioned.

                            PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership, as Borrower

                            By:      PRENTISS PROPERTIES I, INC.,
                                     General Partner


                                     By: /s/ Richard C. Bower
                                         ---------------------------------------
                                         Richard C. Bower
                                         Vice President

                      SIGNATURE PAGE TO FIRST AMENDMENT OF
                            CREDIT AGREEMENT BETWEEN
                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                 BANK ONE, TEXAS, N.A., AS ADMINISTRATIVE AGENT,
                  THE CO-DOCUMENTATION AGENTS DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN

                            BANK ONE, TEXAS, N.A.,
                            as Administrative Agent and a Lender


                            By:          /s/ Roderick Washington
                                ------------------------------------------------
                                Name:       Roderick Washington
                                Title:      First Vice President

                      SIGNATURE PAGE TO FIRST AMENDMENT OF
                            CREDIT AGREEMENT BETWEEN
                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                 BANK ONE, TEXAS, N.A., AS ADMINISTRATIVE AGENT,
                  THE CO-DOCUMENTATION AGENTS DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN


                            MELLON BANK, N.A.,
                            as a Co-Documentation Agent and a Lender


                            By:              /s/ David W. Tetrick
                                ------------------------------------------------
                                Name:        David W. Tetrick
                                Title:       Vice President

                      SIGNATURE PAGE TO FIRST AMENDMENT OF
                            CREDIT AGREEMENT BETWEEN
                 PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                 BANK ONE, TEXAS, N.A., AS ADMINISTRATIVE AGENT,
                  THE CO-DOCUMENTATION AGENTS DEFINED THEREIN,
                         AND THE LENDERS DEFINED THEREIN

                            UNION BANK OF CALIFORNIA, N.A.,
                            as a Co-Documentation Agent and a Lender


                            By:               /s/ Kevin Jordan
                                ------------------------------------------------
                                Name:         Kevin Jordan
                                Title:        Vice President

     To induce the Credit Parties to enter into this Amendment, the undersigned
(a) consents and agrees to the Amendment Documents' execution and delivery, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, diminished, impaired, reduced, or otherwise adversely affected by the Amendment Documents and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligation (except to the extent specifically limited by the terms of such guaranties, assurances, or Liens), (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages, and other agreements, documents, instruments, and certificates as the Credit Parties may reasonably deem necessary or appropriate in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens, and (d) waives notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and its successors and permitted assigns and inures to the Credit Parties and their respective successors and permitted assigns.

                            PRENTISS PROPERTIES TRUST, a Maryland real estate investment trust


                            By:               /s/ Michael A. Ernst
                                ------------------------------------------------
                                Name:         Michael A. Ernst
                                Title:        Senior Vice President
                                              Chief Financial Officer

                                       15